Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in this Registration Statement on Form F-1 of Cloudary Corporation of our report dated April 13, 2011 relating to the consolidated financial statements of Cloudary Corporation, which appears in such Registration Statement. We also consent to the references to us under the headings “Experts” and “Selected Consolidated Financial Data” in such Registration Statement.

/s/ PricewaterhouseCoopers Zhong Tian CPAs Limited Company

PricewaterhouseCoopers Zhong Tian CPAs Limited Company

Shanghai, People’s Republic of China

September 27, 2011